Exhibit 10.31

STATEMENT OF WORK
AZCU-001

This Statement of Work (“SOW”), by and between Touchpoint Metrics, Inc. (“the Company”) and Arizona State Credit Union (“Client”) effective as of the later date signed below (“Effective Date”), will serve as Client’s approval for the Company to begin work on the project outlined in the Company’s March 25, 2013 proposal (as amended April 1, 2013) for services titled “Driving Member Engagement by Improving Member Experience: A Touchpoint Mapping Proposal for Arizona State Credit Union (“Proposal”), which is made part of this SOW by reference, the scope of which is described there and referenced in the following:

Project Name:  Member Insights and Experience Improvement

Project Description:  Member and market research to inform experience strategy and design and help guide company transformation along aspects of the Competitive Analysis, Member Insight, and Member Experience work threads.

Project deliverables, by phase, include:

Phase 1, Immersion	Phase 2, Insights
▪ Project Planning and Kick-Off ▪ Data Gathering and Desk Research ▪ 1:1 Stakeholder Interviews (~3-5 total) ▪ Research Plan and Sampling Strategy
▪ Touchpoint Mapping Workshop
▪ Online Customer Focus Groups (2 total, 30 participants)
▪ Web-based Customer, Prospect, and Employee Research (~1450 Respondents)
▪ Data Analysis, Summarization and Reporting
▪ Persona Development (3-5, as dictated by research)

Phase 3, Strategy	Phase 4, Design
▪ Business Analysis ▪ Current State Journey Maps (3-5, as dictated by research) ▪ Strategic Themes Formation ▪ Working Strategy Session ▪ Strategy Finalization ▪ Business Case Development	▪ Service and Process (re)Design ▪ Ideal State Journey Maps (3-5, as dictated by research) ▪ Implementation and Prioritization Roadmap ▪ Working Strategy Session ▪ Key Stakeholder Presentation

Engagement Budget:

Phase I:	Immersion	$16,250
Phase II:	Insights	60,350
Phase III:	Strategy	29,200
Phase IV:	Design	36,800
	Total Fees:	$142,600

Please note that optional expenses and sample costs as described on page 25 of the Proposal are not included. Sample Fees will be invoiced as incurred as out-of-pocket expenses, per below.  Should the commercial segment be added, a separate SOW will be developed and submitted.

This budget is presented as a fixed bid fee to complete the work outlined.  These fees would change only if the scope of work changes, and only if authorized by the Client in advance, through a signed Estimate Addendum. Out-of-pocket expenses are not included in the budget, and are accounted for in the “Out-of-Pocket Expenses” section below.

Payment Schedule:
Upon the Effective Date, an amount equal to one-third of the total amount of fees specified in the Budget Estimate (i.e., One Hundred Forty Two Thousand Six Hundred U.S. Dollars ($142,600) (the “Project Fee Total”) will be invoiced to Client by Company, and will be due upon receipt ($47,533.33).  Based on an anticipated timeline of 15 weeks, the second invoice for an additional one-third of the Project Fee Total ($47,533.33) will be sent out eight (8) weeks after the Effective Date, or at the end of Phase 2.  The third and final invoice for the remaining one-third of the Project Fee Total ($47,533.34) will be sent upon project completion, or fifteen (15) weeks after the Effective Date, whichever comes second.  Unless Client asserts a good faith dispute in writing to Company, all invoices, except the initial invoice which is due upon receipt, are due Net 15 days.

Out-of-Pocket Expenses:
Out-of-pocket expenses include (but are not limited to) transcription fees, focus group platform fees, sample acquisition fees or remuneration, color outputs, copies, deliveries, phone, travel, etc. All out-of-pocket expenses are billed at cost, and will not exceed $7,130.00 (5% of Project Fee Total) without written approval obtained from Client in advance of these expenses being incurred. Out-of-pocket expenses exceeding $1000 require prior approval of Client and expenses exceeding $5,000 that are agreed to in advance by Client are subject to a 50% deposit, payable to the Company prior to ordering the service.

Approvals:
The current authorized approval source for Client is: PAUL B. STULL, SVP Strategy & Brand

Terms and Conditions:
This SOW is entered under and pursuant to the Services Agreement between the Company and the Client (“Agreement”) dated March 29, 2013, and is subject to all the terms and conditions of that Agreement.

For the Company	Accepted for Client

MICHAEL HINSHAW	DAVID E. DOSS
Signature	Signature
Michael Hinshaw, President
4/1/13	David E. Doss, Pres & CEO
Name, Title

April 03, 2013
Date

Statement of Work – AZCU-001	Page 2 of 2